UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

Rapport Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42121	88-0724208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 High Street
Suite 2100
Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 321-8020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RAPP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement in Respect of Common Stock and Pre-Funded Warrants

On October 28, 2026, Rapport Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Morgan Stanley & Co. LLC, Leerink Partners LLC and Evercore Group L.L.C. as representatives of the several underwriters (collectively, the “Equity Offering Underwriters”), related to an underwritten public offering (the “Common Stock Offering”) of (i) 8,333,334 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and (ii) in lieu of Common Stock to certain investors, pre-funded warrants to purchase an aggregate of up to 1,190,476 shares of Common Stock (the “Pre-Funded Warrants” and the Common Stock issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”). In addition, the Company has granted the Equity Offering Underwriters an option, exercisable in whole or in part at any time for a period of 30 days from the date of the Underwriting Agreement, to purchase, at the offering price, less the underwriting discounts and commissions, up to an additional 1,428,571 shares of Common Stock (the “Option Shares,” and, together with the Firm Shares, the “Shares”). Each Share was offered and sold at a public offering price of $21.00 (the “Offering Price”), and each Pre-Funded Warrant was offered and sold at a public offering price of $20.999, which is equal to the Offering Price less the $0.001 exercise price of each Pre-Funded Warrant. On October 28, 2026, the Equity Offering Underwriters exercised their option in full to purchase 1,428,571 Option Shares.

Each Pre-Funded Warrant has an initial exercise price per share of $0.001, subject to certain adjustments. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant (i) if immediately prior to the exercise, holder (together with its affiliates), beneficially own an aggregate number of shares of Common Stock greater than 4.99% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company without taking into account any Pre-Funded Warrant Shares, or (ii) to the extent that immediately following the exercise, the holder (together with its affiliates) would beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such shares of Common Stock, which such percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to the Company.

The Company estimates that the net proceeds from the Common Stock Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $215.7 million, including proceeds from exercise of the Equity Offering Underwriters’ option to purchase Option Shares. The Company currently intends to use the net proceeds from the Offerings (as defined below), primarily to fund its ongoing and planned clinical trials advancing RAP-219, for other research and development, and for working capital and general corporate purposes. The Company also may use a portion of the remaining net proceeds to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, the Company currently has no agreements or commitments to complete any such transaction. The Company believes that the net proceeds from the Offerings, together with its existing cash, cash equivalents and short-term investments, will enable it to fund its operations through the end of 2029. The Company has based this estimate on assumptions that may prove to be wrong, and it could use its available capital resources sooner than it currently expects.

The Common Stock Offering closed on October 30, 2026. All of the Shares and Pre-Funded Warrants in the Common Stock Offering were sold by the Company.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Equity Underwriting Agreement and also agreed to indemnify the Equity Offering Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Common Stock Offering was made pursuant to the Company’s automatically effective shelf registration statement on Form S-3ASR (File No. 333-294170), filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2026, including the base prospectus therein, as supplemented by a final prospectus filed with the SEC on October 30, 2026 (the “Equity Prospectus Supplement”). This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the shares of Common Stock.

The foregoing description of certain terms of the Equity Underwriting Agreement and the Pre-Funded Warrants and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Equity Underwriting Agreement and form of Pre-Funded Warrant, which are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the legal opinion of Goodwin Procter LLP, relating to the legality of the issuance and sale of shares of Common Stock and Pre-Funded Warrants in the Common Stock Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Underwriting Agreement in Respect of Convertible Senior Notes

Concurrently with the entry into the Equity Underwriting Agreement, the Company entered into an underwriting agreement (the “Notes Underwriting Agreement”) with Morgan Stanley & Co. LLC, Leerink Partners LLC and Evercore Group L.L.C., as representatives of the several underwriters, related to the offering (the “Notes Offering” and together with the Common Stock Offering, the “Underwritten Offerings”) of the Company’s 2.25% convertible senior notes due 2032 (the “Notes”) in an aggregate principal amount of $150,000,000, plus an option to purchase up to an additional $22,500,000 aggregate principal amount of Notes. On October 30, 2026, the Notes Offering closed and the Company issued an aggregate of $172,500,000 principal amount of the Notes, which included the Notes sold pursuant to the exercise in full by the Underwriters of their over-allotment option.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Notes Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Notes Offering is being made pursuant to the Company’s automatically effective shelf registration statement on Form S-3ASR (File No. 333-294170), filed with the SEC on March 10, 2026, including the base prospectus therein, as supplemented by a final prospectus filed with the SEC on October 30, 2026 (the “Notes Prospectus Supplement” and together with the Equity Prospectus Supplement, the “Prospectus Supplements”). This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes.

The net proceeds to the Company from the Notes Offering were approximately $166.8 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

A copy of the Notes Underwriting Agreement is attached hereto as Exhibit 1.2 (and this description is qualified in its entirety by reference to such document).

A copy of the legal opinion of Goodwin Procter LLP, relating to the legality of the issuance and sale of shares of the Notes in the Notes Offering, is filed as Exhibit 5.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Base Indenture and Supplemental Indenture

The Notes were issued pursuant to an indenture, dated October 30, 2026 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (the “Trustee”), as trustee, as supplemented by the first supplemental indenture, dated as of October 30, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes are general unsecured obligations of the Company and will bear interest at a rate of 2.25% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2027. The Notes will mature on December 1, 2032, unless earlier converted, redeemed or repurchased. Holders may convert all or any portion of their Notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Holders may convert all or any portion of their Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The Company has elected, effective as of October 30, 2026, to irrevocably fix the settlement method for the Notes to physical settlement in the Indenture. As a result, the Company will satisfy any conversion obligation by delivering shares of its Common Stock, together with cash in lieu of fractional shares, if applicable.

The conversion rate for the Notes is initially 37.3483 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $26.7750 per share of common stock. The initial conversion price of the Notes represents a premium of approximately 27.50% over the Offering Price per share of common stock in the Common Stock Offering. The conversion rate for the Notes is subject to adjustment under certain circumstances in accordance with the terms of the Indenture but will not be adjusted for accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption in respect of the Notes, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period (as defined in the Indenture), as the case may be.

The Company may redeem for cash all or any portion of the Notes (subject to certain limitations), at its option, on a redemption date on or after the later of (x) December 6, 2030 and (y) 60 days following (A) the reported topline data results, including the primary endpoint(s), following completion of prespecified analyses of the primary endpoint(s) under the respective protocols and statistical analysis plans of the FOCUS 1 and FOCUS 2 clinical trials of RAP-219 in drug resistant focal onset seizures as well as the two planned pivotal trials of RAP-219 in acute bipolar mania, or (B) in the event one or more of these trials is terminated, the reported results of the remaining trials, if any, that are completed, in each case, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the related notice of redemption, and subject to a beneficial ownership limitation set forth in the Indenture. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $75.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. No “sinking fund” is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically.

If the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as set forth in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default. The following events are considered “events of default” under the Indenture:

•	default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

•	default in the payment of principal of any Note when due and payable at its stated maturity, upon any optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•

failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days;

•

failure by the Company to give a fundamental change company notice or notice of a make-whole fundamental change (each as described in the Indenture), in either case when due and such failure continues for two business days;

•	failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•

failure by the Company for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of the Company’s other agreements in the Notes or the Indenture;

•

default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $35,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture;

•

a final judgment or judgments for the payment of $35,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of and accrued and unpaid interest, if any, on all of the then outstanding Notes shall automatically become due and payable. If an event of default, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the Trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the outstanding Notes to be automatically and immediately due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day that such event of default is continuing during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default, as long as such event of default is continuing.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a qualified successor entity (as defined in the Indenture) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Base Indenture is attached hereto as Exhibit 4.2 and a copy of the Supplemental Indenture is attached hereto as Exhibit 4.3 (including the form of the Notes included in Exhibit 4.3) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Concurrent Private Placement

Securities Purchase Agreement

Concurrently with the Underwritten Offerings, the Company entered into a securities purchase agreement (the “Purchase Agreement”) for a private placement (the “Private Placement” and together with the Underwritten Offerings, the “Offerings”) with the investors named therein (the “Investors”) on October 28, 2026. Pursuant to the Purchase Agreement, the Company agreed to sell to the Investors 1,428,571 shares (the “PIPE Shares”) of the Common Stock at a price per share equal to the Offering Price, for an aggregate purchase price of approximately $30.0 million. The Private Placement closed on October 30, 2026. Morgan Stanley & Co. LLC, Leerink Partners LLC and Evercore Group L.L.C. acted as placement agents for the Private Placement.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The foregoing description of certain terms of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

In connection with the Private Placement, the Company and the Investors entered into a Registration Rights Agreement, dated October 28, 2026 (the “Registration Rights Agreement”), providing for the registration for resale of the shares of Common Stock pursuant to a registration statement (the “Resale Registration Statement”) to be filed with the SEC on or prior to December 29, 2026 (the “Filing Deadline”). The Company has agreed to use its best efforts to cause the Resale Registration Statement to be declared effective by the SEC at the earliest possible date but no later than the earlier of (a) the 45th calendar day following the initial filing date of the Resale Registration Statement if the SEC notifies the Company that it will “review” the Resale Registration Statement and (b) the fifth business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review. The Company has also agreed to use its best efforts to keep the Resale Registration Statement continuously effective from the date on which the SEC declares the Resale Registration Statement to be effective until the earlier of such date that (i) the date on which the Investors shall have resold all the Registrable Securities (as such term is defined in the Registration Rights Agreement) covered thereby; and (ii) the date on which the Registrable Securities may be resold by the Investors without registration and without regard to any volume or manner of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect.

The Company has granted the Investor customary indemnification rights in connection with the Registration Rights Agreement. The Investor has also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

The foregoing description of certain terms of the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

In connection with the Underwritten Offerings, the Company filed Prospectus Supplements with the SEC, which contain certain information regarding the Company’s results of operations or financial condition for the three months ended September 30, 2026, as set forth below. As of September 30, 2026, the Company estimates that it had cash, cash equivalents and short-term investments, excluding restricted cash, of approximately $395.0 million. This financial data as of September 30, 2026 is preliminary and may change, and is based on information available to management as of the date of the Prospectus Supplements and is subject to completion by management of the Company’s financial statements as of and for the three months ended September 30, 2026. There can be no assurance that the Company’s final cash position as of September 30, 2026 will not differ from these estimates, including as a result of review adjustments and any such changes could be material. This preliminary estimate has been prepared by, and is the responsibility of, the Company’s management. The Company’s independent registered public accountants have not audited, reviewed, examined, compiled, nor applied agreed upon procedures with respect to such preliminary financial data as of and for the three months ended September 30, 2026 and accordingly do not express an opinion or any other form of assurance with respect thereto. This estimate should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and is not necessarily indicative of the results to be achieved in any future period. Complete results will be included in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2026.

The information included in this Current Report on Form 8-K pursuant to this Item 2.02 shall be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act that incorporates by reference this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 related to the Private Placement is hereby incorporated by reference in response to this Item 3.02 of this Current Report on Form 8-K.

The Company sold the PIPE Shares to “accredited investors,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Investors represented that they are acquiring the PIPE Shares for investment only and not with a view towards the resale or distribution thereof in violation of the Securities Act. Accordingly, the PIPE Shares have not been registered under the Securities Act and such PIPE Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the PIPE Shares described herein.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained in this Current Report on Form 8-K, such as those related to the use of proceeds, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, uncertainties related to market conditions and the satisfaction of customary closing conditions related to the Offerings. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated October 28, 2026, by and among Rapport Therapeutics, Inc., Morgan Stanley & Co. LLC, Leerink Partners LLC and Evercore Group L.L.C. as representatives of the several underwriters

1.2	Underwriting Agreement, dated October 28 2026, by and among Rapport Therapeutics, Inc., Morgan Stanley & Co. LLC, Leerink Partners LLC and Evercore Group L.L.C. as representatives of the several underwriters

4.1	Form of Pre-Funded Warrant

4.2	Base Indenture, dated October 30, 2026, by and between Rapport Therapeutics, Inc. and U.S. Bank Trust Company, National Association, as Trustee.

4.3	First Supplemental Indenture, dated October 30, 2026, by and between Rapport Therapeutics, Inc. and U.S. Bank Trust Company, National Association, as Trustee (including the form of 2.25% Convertible Senior Note due 2032).

5.1	Opinion of Goodwin Procter LLP

5.2	Opinion of Goodwin Procter LLP

10.1*	Securities Purchase Agreement, dated October 28, 2026, by and among Rapport Therapeutics, Inc. and the Investors thereto

10.2*	Registration Rights Agreement, dated October 28, 2026, by and among Rapport Therapeutics, Inc. and the Investors thereto

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapport Therapeutics, Inc.

Date: October 30, 2026	By:	/s/ Troy Ignelzi
Troy Ignelzi Chief Financial Officer